Exhibit 99.1

Ribbon and ECI Telecom Group Technology Motivation & Anticipated Synergies

Forward Looking Statements

Important Additional Information Will be Filed with the SEC

Ribbon Communications Inc. ("Ribbon") will file with the United States Securities and Exchange Commission (the "SEC") a proxy statement of Ribbon relating to a special meeting of Ribbon's stockholders (the "proxy statement"). **SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RIBBON, ECI TELECOM GROUP LTD ("ECI"), THE PROPOSED TRANSACTIONS AND RELATED MATTERS.** Shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the parties on Ribbon's website at investors.ribboncommunications.com.

Participants in the Solicitation

Ribbon and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Ribbon in respect of the proposed transactions contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of Ribbon, respectively, in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding Ribbon's directors and executive officers is contained in Ribbon's Annual Report on Form 10-K/A for the year ended December 31, 2018 and its Proxy Statement on Schedule 14A, dated April 25, 2019, which are filed with the SEC.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Ribbon and ECI, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Ribbon and ECI as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as "aim," "anticipate," "believe," "seek," "see," "plan," "could," "would," "should," "estimate," "expect," "forecast," "future," "guidance," "intend," "may," "will," "possible," "potential," "predict," "project," "target" or similar words, phrases or expressions, and include statements regarding our total addressable markets, compound annual growth rates and market opportunity, anticipated benefits of the merger with ECI, and beliefs relating to why ECI has won prior deals. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties' control, such as statements about the consummation of the proposed transaction. Therefore, you should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to consummate the proposed transaction; failure to make or take any filing or other action required to consummate the proposed transaction in a timely matter or at all; failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; failure to obtain debt financing to fund the cash consideration for the merger; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential litigation relating to the proposed transaction and disruptions from the proposed transaction that could harm Ribbon's or ECI's business; reductions in client spending, a slowdown in client payments and changes in client requirements; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including clients, employees and competitors; ability to attract new clients and retain existing clients in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their clients; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; and the parties' international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. The foregoing list of factors is not exhaustive. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Accordingly, there is no assurance that the expectations of Ribbon or ECI will be realized. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Ribbon's or ECI's consolidated financial condition, results of operations or liquidity. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties' businesses, including those described in Ribbon's Annual Report on Form 10-K/A, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of any changes in circumstances or new information, future events or otherwise, except to the extent required by securities and other applicable law.

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3 Digital Transformation is Under Way for Our Customers Edge Cloud 5G IoT Enhanced Experiences Software - Defined Service Providers Enterprises Analytics, AI, ML

4 Ribbon Technology Strategy Pillars Expand Focus From Core to Edge Pivot from Voice Only to Voice + Data Move Up the Value Chain with Analytics/ML/AI Lead Migration to Software Based Cloud Infrastructure

5 Key Activities in Support of the Technology Strategy • Largest VoLTE deployment in the industry • 200+ customers spanning public and private cloud • 20+ Customers • Industry leading Voice Analytics • 800K+ Edge devices • Enterprise Data Transport and SDN • 100B+ records per day processed in Tier - 1 MNO • Hyper - scale Data Analytics and Network Orchestration Carrier Voice Carrier Data Enterprise Voice Enterprise Data HW/SW/Cloud Infrastructure Analytic, ML, AI

6 Takeaways after Ribbon’s Two - Year Journey • Ribbon is on a journey towards the data edge, focusing on infrastructure and analytics to deliver best in class scale, performance, automation, security, service assurance and data insights • Initial market traction in Analytics, Security, and Data transport indicates that these initiatives are supported by market data and represent growth opportunities • Ribbon is focused on opening new paths to pursue its strategy more broadly

7 Why Packet Optical is the Right Move for Ribbon • We have realized the benefits of a broader data plane offering with our Edgewater acquisition • The ECI packet optical portfolio extends Ribbon’s data reach to the carrier edge and core • The proposed acquisition aligns with our strategy to expand our Analytics and Security reach • Key industry drivers unlock packet optical opportunity Never - ending increase in transport capacity coupled with leap - frog technology advancements 5G disrupts the packet optical service architecture Architectural shift from static to dynamic network architectures supports elastic, on - demand capacity Mandates of openness and programmability create opportunities to differentiate Analytic insights delivering service assurance, automation and security enable differentiation beyond speeds and feeds Cloud - based service adoption blurs traditional boundaries between carriers, data centers and enterprise networks, creating disruption and new network architectures Industry Drivers

Ribbon’s M&A Path Towards Higher Growth Markets Edge & SD - WAN Analytics, ML, AI Voice Core Infrastructure Packet Optical Acquisition Acquisition 5G SDN Proposed Acquisition Service Provider Core 1,5,9,10 2% Market CAGR $2B TAM Optical, Packet, SDN, NFV Core 12 - 15 15% Market CAGR $36B TAM Enterprise Core 2,4,11 12% Market CAGR $1B TAM Analytics 7,8 49% Market CAGR $5B TAM * Combined Pro Forma Projected 2022 TAM and 2018 – 2022 CAGR Source: See Appendix “TAM and Market Share References.” Ribbon TAM: Items 1 through 11 and modeling. ECI TAM: Items 12 throu gh 15 and modeling. Note: The Analytics TAM is currently not included as Core TAM in the Ribbon TAM models

9 How Does ECI Win? • ECI’s Apollo Optical and Neptune Packet platforms are strategic growth assets – Delivered 44% CAGR over 2013 - 2018 1 – Legacy products are 10% of ECI’s total revenue as of fiscal 2018 2 • Recent ECI wins against market leaders, lower - cost competitors and in difficult markets Customer Primary Competition Why We Believe ECI Won EMEA Tier - 1 Broadband Provider Ciena Future proof solution Highly flexible product line India Tier - 1 Mobile Service Provider Huawei and Ciena Cost effective Superior performance EMEA Government Agency Ciena Confidence in ability to execute Ability to migrate quickly EMEA Military Agency Ciena Solution flexibility Strong encryption portfolio EMEA Tier - 1 Service provider Huawei Best power efficiency Minimized energy and rack space ECI has highly competitive products winning in attractive growth markets 1, 2 Source: ECI Financials

10 Our Common Journey • On parallel journeys that intersect with strong synergies • Have a long history of delivering best in class performance and flexibility in pure HW and now moving to hybrid and SW architectures • Focused on flexibility, automation and simplified deployment models as services reach unprecedented levels of scale and complexity • Recognize the importance of security and have invested to differentiate and penetrate the federal markets Security Optimal Performance in PNF, VNF & CNF Automation & Orchestration Analytics Security Service Assurance Network & Data Monetization Openness & Programmability SDN & Dynamic Networking

11 Ribbon is a leader in virtualization, orchestration, automation, openness and programmability Ribbon’s intellectual property and expertise align strongly to accelerate ECI’s products towards software and openness Ribbon’s Analytics deliver deep insights for service assurance, security and data monetization at Carrier scale Ribbon analytics vertically integrate with ECI’s products to enable operational cost savings and new revenue opportunities Ribbon has advanced licensing and billing technology in support of on - demand usage and subscription licensing Ribbon’s advanced licensing and billing technology is expected to accelerate ECI’s capability to operationalize dynamically reconfigurable transport and offer flexible CAPEX/OPEX licensing tradeoffs to customers Anticipated Product Synergies that Accelerate the ECI Journey

12 ECI’s 5G packet optical transport assets married with Ribbon’s mobile Analytics will enable best in class scale, ease of operationalization and monetization Edge IoT SDN Security Redefine the security perimeter pushing VoIP security, policy and enforcement to the transport edge ECI and Ribbon managed WAN from the core to the edge to the premise ECI’s exposure to IoT traffic married with Ribbon’s analytic capabilities will unlock IoT security opportunity ECI’s platforms will position Ribbon at the carrier network edge, unlocking opportunity for Edge Compute optimization Expected Product Synergies that Align with Industry Drivers 5G

13 Anticipated Technology Synergy Phasing After Closing Integrate teams and realize financial synergies Train and enable cross - sell Bundle analytics to enable more complete offers Build 5G mindshare and win with early adopters Accelerate SDN capabilities Tight integration with analytics and security Simplified deployment and operationalization Session aware networking Core - to - Edge Integration IoT monitoring and security Accelerate Lead Disrupt Post - closing End - 2020 2021+

14 Ribbon’s strategy is to: • Monetize its investments in the service provider VoIP core • Move up the value chain with analytics and security • Pivot into IP data transport and services to more broadly monetize its strategic assets This strategy is expected to allow Ribbon to further participate in the network edge and the provider core Ribbon’s core strengths are network intelligence, policy, security and session awareness These strengths align strongly with modern network architectures that are on - demand, consumption - based, and user oriented The proposed ECI acquisition will advance Ribbon’s strategy by enabling IP data transport offerings and expand its existing footprint in service provider networks Network Intelligence Policy/Analytics/Security Carrier Voice Carrier Data Enterprise Voice Enterprise Data HW/SW/Cloud Infrastructure Key Takeaways

15 Ribbon is a company focused on leading Enterprises and Communication Service Providers to optimize and monetize their digital transformation journey. We do this by delivering best in class transport, security and analytic intelligence in Hardware, Software and Cloud - Based platforms serving voice and data networks with unparalleled scale, performance, agility, and automation. Mission Statement

Thank You

17 TAM and Market Share References 1. TAM & Market Share IHS Markit, Service Provider VoIP and IMS Equipment and Subscribers, (Quarterly) [TAM] (SS, SP - SBC, MGW, VAS) August 23 , 2018, Edition: Q2 - 20 18 (for the quarter ended 3 0 June 201 8 ) [Market Share] (SP - SBC, MGW, VAS) May 22, 2019, Edition: Q1 2019 (for the quarter ended 31 March 2019) 2. TAM & Market Share (E - SBC): IHS Markit, Enterprise SBCs and VoIP Gateways, (Quarterly) [TAM] (E - SBC) September 5, 2018, Edition: Q2 - 2018 (for the quarter ended 31 June 2018) [Market Share] (E - SBC) June 5, 2019, Edition: Q1 - 2019 (for the quarter ended 31 March 2019) 3. TAM (UCaaS): IHS Markit, VoIP and Unified Communication Services and Subscribers, (Annually) Published April 13, 2018, Edition: 2018 (for the year ended 31 December 2017) 4. TAM (PBX): IHS Markit Enterprise Unified Communications and Voice Equipment, (Quarterly) Published May 31, 2018, Edition Q1 - 2018 (for quarter ended 31 March 2018) 5. TAM (STP): Exact Ventures, STP Signaling Forecast Edition April 2018 6. TAM (CPaaS): IDC, Worldwide Voice and Text Messaging Communications Platform - as - a - Service Forecast, 2018 – 2022, Published May 2018, (#US43805418) 7. TAM (Security): Gartner, Forecast: Enterprise Application Software, Worldwide, 2016 - 2022, Q1 - 2018 Update, Published March 28, 2018, (G00353888), 8. TAM (Security): Gartner, Forecast: Information Security, Worldwide, 2015 - 2021, Q4 - 2017 Update, Published March 28, 2018, (G00350860) 9. TAM (VMC - Client): Juniper Research, MOBILE VOICE Market Sizing & Forecasts 2017 - 2021, Published March 2017 10. TAM (VMC - Client): Statista, Global smartphone shipments forecast from 2010 to 2021 (in million units), Online query October 20, 2017 11. TAM (SD - WAN): Frost & Sullivan, Forecast: Analysis of the Software - Defined WAN Market, 2017, Global, 2017 - 2022, Q1 - 2018 Update, Published October 2017 (BCS 11 - 5)

18 TAM and Market Share References (continued) 12. TAM (SDN) IHS Markit (Informa Tech) , SDN Hardware, Software and Services , (Biannually), January 28, 2019 , Edition: H2 - 20 18 (for half - year ending 3 0 June 201 8 ) 13. TAM (NFV) IHS Markit (Informa Tech), NFV Hardware, Software, and Services, (Biannually), January 11, 2019, Edition: H2 - 2018 (for half - year ending 30 June 2018) 14. TAM (Optical): Ovum (Informa), Optical Networks Forecast Spreadsheet: 2019 – 24, Published September 2019 15. TAM (Packet): Ovum (Informa), Mobile Backhaul and Fronthaul Forecast: 2018 – 23, Published December 2018 (with additional modeling by Ovum)